Exhibit 99.1

SmartFinancial and Cornerstone Bancshares to Merge

Partnership Creates Premier Banking Franchise in Strong Southeastern Markets

PIGEON FORGE, Tenn. and CHATTANOOGA, Tenn., December 8, 2014 (PR Newswire) –

SmartFinancial, Inc. (“SmartFinancial”), parent company of SmartBank, and Cornerstone Bancshares, Inc. (“Cornerstone”) (OTCBB: CSBQ, CSBQP), parent company of Cornerstone Community Bank, jointly announced today the signing of a definitive agreement to merge, creating a combined company that will operate under the name SmartFinancial, Inc. While the two holding companies will be combined, the banks will initially remain independent and continue to operate under their respective names in their respective markets. The company plans to merge the banks in the future, combining them under the SmartBank name. Headquartered in Pigeon Forge, TN, SmartBank operates seven branch locations throughout East Tennessee and Northwest Florida. Based in Chattanooga, TN, Cornerstone Community Bank currently has five branch locations throughout the Chattanooga MSA.

On a pro forma basis, based on financial results as of September 30, 2014, the combined holding company would have approximately $945 million in total assets, $790 million in total deposits and $650 million in total loans, with 13 branch locations in the East Tennessee and the Florida Panhandle markets. After the banks are merged, the combined bank is expected to become the twelfth largest bank chartered in Tennessee.

“I am very excited to announce this new partnership and merger of equals,” said Cornerstone’s Chairman Miller Welborn, who will serve as Chairman of the combined company. “There are a lot of natural synergies between our two organizations, which made this partnership so attractive. Our institutions share similar cultures, core values and goals,” he said. “We believe our complementary strengths will allow us to better serve our clients and communities, while our expanded footprint will position us favorably for future growth opportunities.”

“This partnership is a natural fit,” echoed SmartFinancial’s President and CEO Billy Carroll. “Cornerstone has a solid reputation as one of the leading commercial lenders and most respected financial institutions in the booming Chattanooga market. SmartBank is a rapidly growing bank that has created a sound business model, dynamic culture and exceptional client service,” he said. “Joining the two outstanding organizations will only strengthen both banks’ positions and add greater value to all of our stakeholders.”

Under the terms of the agreement, each outstanding share of common stock of SmartFinancial will be converted into 4.20 shares of Cornerstone common stock, subject to adjustment based on an anticipated reverse stock split of Cornerstone’s common stock, which is expected to adjust the ratio to 1.05 shares of Cornerstone common stock for each share of SmartFinancial stock. Additionally, each outstanding share of SmartFinancial preferred stock will be converted into a share of Cornerstone preferred stock with similar rights and preferences. Current holders of Cornerstone’s preferred stock will be asked to vote on an amendment to Cornerstone’s charter to allow Cornerstone to redeem its outstanding preferred stock prior to the completion of the merger.

The definitive agreement has been unanimously approved by the boards of directors of SmartFinancial and Cornerstone. The merger is subject to regulatory approvals, approval by both companies’ shareholders, and certain other closing conditions, and is expected to close in the first half of 2015.

The surviving company’s board will include the current seven members of the SmartFinancial board and four current members of the Cornerstone board, under the following leadership structure: Miller Welborn, Chairman; Bill Carroll, Vice-Chairman; and Billy Carroll, President and Chief Executive Officer.

Advisors in Transaction

SmartFinancial was advised by Hovde Financial and the law firm of Butler Snow LLP. Cornerstone was advised by Raymond James & Associates, Inc. and the law firm of Miller & Martin PLLC.

About SmartFinancial, Inc.

SmartFinancial, Inc. is a single-bank holding company based in Pigeon Forge, Tennessee that operates SmartBank, a full-service commercial bank founded in 2007, with seven branches throughout East Tennessee and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and a conservative and disciplined approach to lending have all given rise to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartbank.com.

About Cornerstone Bancshares, Inc.

Cornerstone Bancshares, Inc. (OTCBB: CSBQ, CSBQP) is a single-bank holding company based in Chattanooga, Tennessee that operates Cornerstone Community Bank, a full-service commercial bank founded in 1996, with five branches throughout the Chattanooga MSA and one loan production office in Dalton, Georgia. Cornerstone specializes in providing customized financial solutions for businesses and consumers, by offering a comprehensive range of products and services designed to help companies and individuals build strong financial foundations. More information about Cornerstone can be found on its website: www.cscbank.com.

Important Information for Shareholders

This communication shall not constitute an offer to sell, the solicitation of an offer to sell, the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Cornerstone will file a registration statement on Form S-4 with the Securities and Exchange Commission, which will contain the joint proxy statement/prospectus of SmartFinancial and Cornerstone. Shareholders of Cornerstone and SmartFinancial are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the merger, Cornerstone and SmartFinancial. After the registration statement is filed with the SEC, the joint proxy statement/prospectus and other relevant documents will be mailed to all Cornerstone and SmartFinancial shareholders and will be available for free on the SEC’s website (www.sec.gov). The joint proxy statement/prospectus will also be made available for free by contacting the President and CEO of SmartFinancial at (865) 868-0613 or the President and CEO of Cornerstone at 423-385-3009. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cornerstone, SmartFinancial and their respective directors, executive officers, and certain other members of management and employees of Cornerstone and SmartFinancial may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the joint proxy statement/prospectus relating to the merger and the other relevant documents filed with the SEC when they become available. Information about the directors and executive officers of Cornerstone is also set forth in Cornerstone’s proxy statement for its 2014 annual meeting of shareholders and its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

Forward-Looking Statements

Certain of the statements made in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of Cornerstone, SmartFinancial and their respective management regarding the companies’ strategic directions, prospects, future results and benefits of the merger, are subject to numerous risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which Cornerstone and SmartFinancial operate, governmental regulations, the ability to obtain regulatory and shareholder approval, the possibility that conditions to completion of the merger will not be satisfied, the ability to complete the merger in the expected timeframe, the companies’ competitive environment, cyclical and seasonal fluctuations in their operating results, and other risks.

Sources

Cornerstone Bancshares, Inc. and SmartFinancial, Inc.

Investor Contacts

Cornerstone Bancshares, Inc.

Frank Hughes

President & CEO

423-385-3009

SmartFinancial, Inc.

Billy Carroll

President & CEO

865-868-0613

Media Contacts

Charlotte Lindeman

Vice President, Marketing

Cornerstone Community Bank

423-385-3097

clindeman@cscbank.com

Kelley Fowler

First Vice President, Public Relations & Marketing

SmartBank

865-868-0611

kfowler@smartbank.net